SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): April 21, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01. Entry Into A Material Definitive Agreement

On April 21, 2006, Alpharma AS, a wholly owned subsidiary of Alpharma Inc. (the "Company"), and A.L. Industrier ASA ("ALI") entered into an amendment to the existing Administrative Services Agreement between the parties (the "Services Agreement"), pursuant to which the Services Agreement was extended through June 30, 2006 for an additional services fee of NOK 200,000 (approximately $30,000). ALI is the beneficial owner of all the shares of the Company's Class B common stock. As a result, the Company considers all agreements between ALI and the Company (or its subsidiaries) to be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President and CLO

Date: April 26, 2006